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                                                               EXHIBIT 24.1


                          PHARMASOURCE HEALTHCARE, INC.

                              CERTIFIED RESOLUTION

         I, Kevin B. Shaw, Secretary of PharmaSource HealthCare, Inc., a Georgia corporation (the "Corporation"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on October 9, 1997, and that the same has not been changed and remains in full force and effect.

         RESOLVED FURTHER, that the Authorized Officers of the Corporation be, and each of them, acting singly, hereby is, authorized and directed, on behalf of the Corporation and in its name, to prepare or cause to be prepared a registration statement or registration statements on any appropriate form or forms, including exhibits (collectively, the "Registration Statements") for the purpose of registering the Guarantee under the Securities Act, and to prepare or cause to be prepared any amendments to such Registration Statements (including post-effective amendments), and preliminary prospectuses and prospectuses and any amendments or supplements to such preliminary prospectuses or prospectuses, to cause the same to be filed with the Commission, and to take any and all action that any such officer shall deem necessary or desirable in connection therewith.

                                                           /s/  Kevin B. Shaw
                                                           --------------------
                                                           Kevin B. Shaw
                                                           Secretary

Dated:  October 9, 1997